Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155592 and 333-155593) and Form S-8 (Nos. 333-152748, 333-41263, 333-41265, 333-41267, 333-42094, 333-95039, 333-130070, 333-130067, 333-140629, 333-75768 and 333-121769) of ONEOK, Inc. of our report dated February 24, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 24, 2009